UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2006, Lipid Sciences, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of the Nasdaq Stock Market, Inc. notifying the Company that based on its June 30, 2006 balance sheet contained in its quarterly report on Form 10-Q, the Company did not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on the Nasdaq Global Market set forth in Nasdaq Marketplace Rule 4450(a)(3).  As a result of the completion of the Company’s $6.3 million private placement on August 8, 2006, the Company currently meets the Nasdaq minimum stockholders’ equity requirement.  The Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement for continued listing on the Nasdaq Global Market.  A copy of the press release issued by the Company disclosing the receipt of the notice from the Nasdaq is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release entitled “Lipid Sciences, Inc. In Compliance With Nasdaq Global Market Listing Requirements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: August 17, 2006	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer